EXHIBIT 99

275 West Federal Street

Youngstown, Ohio 44503-1203

FOR IMMEDIATE RELEASE

Media Contact:	Investor Contact:

Kathy Bushway	Gary M. Small
Senior Vice President, Marketing	President and Chief Executive Officer
Home Savings Bank	United Community Financial Corp.
(330) 742-0638	(330) 742-0472
kbushway@homesavings.com

UCFC ANNOUNCES RECORD EARNINGS FOR THE SECOND QUARTER AND

A DIVIDEND INCREASE OF 17%

YOUNGSTOWN, Ohio (July 17, 2018) – United Community Financial Corp. (Company) (NASDAQ: UCFC), parent company of Home Savings Bank (Home Savings), announced today net income of $9.5 million and diluted earnings per share (“EPS”) of $0.190, a 16.6% improvement over the $0.163 per common share reported for the quarter ended June 30, 2017.

Second quarter 2018 highlights:

•	Total loan growth of 12.9% over the last twelve months, and 3.1% on a linked quarter basis

•	Monthly average customer deposit growth of 10.1% over the last twelve months, and 2.2% over the last three months

•	ROA of 1.40%, ROE of 12.56%, ROTE of 13.65% for the quarter

•	Dividend increase of 17% to $0.07 per common share declared

Gary M. Small President and Chief Executive Officer of the Company commented, “We are pleased with the quarterly performance results and the ongoing progress on our strategic initiatives focused on loan, deposit and revenue growth. Each market and business unit is showing improvement and our client base is expanding. Loan growth, outstanding credit performance, and a well-managed expense base continue to be strong points for the organization. Deposit growth over the past year has been outstanding and remains a central focus for the team.”

Strong Loan and Deposit Growth

Total loans grew $252.2 million, or 12.9%, during the previous twelve months ended June 30, 2018, and $66.7 million, or 3.1% compared to the previous quarter. At June 30, 2018, total net loans and loans held for sale aggregated $2.21 billion.

Home Savings has produced excellent results over all lending categories. The increase in total loans for the period was driven by an increase in commercial loans, which grew $158.6 million, or 21.4%, over the last twelve months and $27.7 million, or 3.2%, versus March 31, 2018. Mortgage loans (including loans held for sale) increased $59.5 million, or 6.1%, over the previous twelve months and increased $32.3 million, or 3.2%, during the past three months. Consumer loans increased $33.8 million, or 13.4%, since June 30, 2017 and $5.8 million, or 2.1%, since the previous quarter.

Monthly average customer deposits (which exclude brokered certificates of deposit) increased 10.1% from June 30, 2017 and 2.2% from March 31, 2018. The growth in average customer deposits was driven by increases in average non-interest bearing accounts of 12.7% over the past twelve months and an increase of 0.60% over the past three months. Average business deposits continue to rise, increasing 16.6% over the past twelve months and 2.8% over the past three months. The Company continues to experience deposit gains from all lines of business including treasury management, private banking, consumer and public funds.

Net Interest Margin

The net interest margin was 3.36% for the three months ended June 30, 2018 compared to 3.47% for the previous quarter. This eleven basis point decrease is the result of three separate items. First, a one time prepayment penalty on a commercial loan in the first quarter 2018 increased the margin five basis points in that quarter. Secondly, purchase accounting adjustments were two basis points less favorable to the margin than the first quarter of 2018. Lastly, the remaining four basis point difference is the result of a 38 basis point increase in cost of Federal Home Loan Bank advances.

Excluding the impact of purchase accounting yield adjustments, the net interest margin would have been 3.29%, or seven basis points lower than the 3.36% reported, for the quarter ended June 30, 2018.

Small continued, “The flattening yield curve presents challenges for all in the banking industry and adds more volatility to Home Savings’ net interest margin management. We are operating within our expected margin range and are funded well for additional growth.”

Nonperforming Loans to Total Loans Ratio Decreases during the Second Quarter

Asset quality remained very strong during the second quarter. The Company’s level of nonperforming loans, delinquencies and classified assets all improved during the quarter. Net chargeoffs for the quarter were 1.3 basis points of average loans. Additionally, over the past three months, the ratio of the allowance for loan losses as a percent of loans has increased from 177.5% to 198.4% at June 30, 2018. Nonperforming loans to total loans at June 30, 2018 declined to 0.51%. Delinquent loans to total loans are down to 0.67% at June 30, 2018.

The Company recognized a negative provision for loan losses of $138,000 for the second quarter of 2018, which was down $545,000 in comparison to the previous quarter. Continued asset quality improvements, and an improved credit environment, combined with a favorable change in loan portfolio mix resulted in the need for a lower required provision. As of June 30, 2018, the Company’s allowance for loan losses to total loans was 1.01%, versus 1.04% at March 31, 2018.

Loans acquired through the acquisition during the first quarter of 2017 were recorded at fair value. When combining the remaining fair value adjustment of $3.0 million and the Company’s allowance, the Company’s allowance as a percentage of total loans increases to 1.15%.

Non-Interest Income

Non-interest income decreased $1.2 million to $5.9 million for the second quarter of 2018 compared to $7.1 million for the same quarter last year. Significantly affecting this comparison is mortgage banking income being lower by $912,000, or 43.1%. The volume of mortgage loan production increased 17% and is very favorable to the prior year, however, as experienced industry-wide, market competitiveness continues to impact the margin on saleable loans.

On a year to date basis, mortgage banking income was down 25.5% compared to the same period last year.

Also affecting non-interest income, security gains were down $207,000 when compared to the second quarter of 2017. Lastly, debit/credit card fee income was down $149,000, when compared to the second quarter of 2017 due primarily to a one-time VISA credit as a result of the implementation of a more secure chip debit card, which did not reoccur in 2018.

Small added, “Home Savings’ residential mortgage team has delivered double-digit production growth over the past year, well in excess of the industry benchmark. The landscape is more competitive than ever and pricing has gotten very aggressive. While narrowed pricing is having an adverse impact on gain on sale income, we also see our portfolio yields increasing and our related operating costs decreasing. On balance, the business unit performance remains strong, and we remain very committed to our residential mortgage clients.”

Non-Interest Expense

Non-interest expense was $15.5 million for the second quarter of 2018 compared to $15.2 million during the second quarter of 2017, an increase of $354,000, or 2.3%. This increase is reflective of higher salary and employee benefits costs associated with the hiring of additional revenue generating staff in the latter half of 2017. The Company’s efficiency ratio remains consistent at 57.8%.

Effective Tax Rate

The Company’s effective tax rate on an FTE basis at June 30, 2018 was 19.5% compared to 30.6% at June 30, 2017. The decline was due to the enactment of tax legislation at the end of the year.

Dividend to be Paid

On July 17, 2018, the Board of Directors declared a 17% increase to the quarterly cash dividend to $0.07 per common share payable August 10, 2018 to shareholders of record July 27, 2018.

Conference Call

United Community Financial Corp. will host an earnings conference call on Wednesday, July 18, 2018, at 10:00 a.m. ET, to provide an overview of the Company’s second quarter 2018 results and highlights. The conference call may be accessed by calling 1-877-272-7661 ten minutes prior to the start time. Please ask to be joined into the United Community Financial Corp. (UCFC) call. Additionally, a live webcast may be accessed from the Company’s website ir.ucfconline.com. Click on 2nd Quarter 2018 Conference Call on our corporate profile page to join the webcast.

United Community Financial Corp.

Home Savings is a wholly owned subsidiary of the Company and operates retail banking offices and loan production centers in Ohio, western Pennsylvania and West Virginia. Additional information on the Company, Home Savings and James & Sons Insurance may be found on the Company’s web site: ir.ucfconline.com.

###

When used in this press release, the words or phrases “believes,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project”, “will have”, “can expect” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties, including changes in economic conditions in the Company’s market area, changes in policies by regulatory agencies, fluctuations in interest rates, demand for loans in the Company’s market area, and competition that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company advises readers that the factors listed above could affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements.

The Company does not undertake, and specifically disclaims any obligation, to release publicly the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

UNITED COMMUNITY FINANCIAL CORP.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(Unaudited)

	June 30, 2018	December 31, 2017	F/(U)
	(Dollars in thousands)
Assets:
Cash and deposits with banks	$32,584	$34,365	-5.2%
Federal funds sold	34,393	12,515	174.8%

Total cash and cash equivalents	66,977	46,880	42.9%
Securities:
Available for sale, at fair value	247,630	270,561	-8.5%
Held to maturity (fair value of $78,194 and $82,126, respectively)	81,294	82,911	-2.0%
Loans held for sale, at lower of cost or market	—	211	-100.0%
Loans held for sale, at fair value	107,701	83,541	28.9%
Loans, net of allowance for loan losses of $21,405 and $21,202	2,099,781	1,999,877	5.0%
Federal Home Loan Bank stock, at cost	19,324	19,324	0.0%
Premises and equipment, net	21,645	22,094	-2.0%
Accrued interest receivable	8,454	8,190	3.2%
Real estate owned and other repossessed assets	877	1,253	-30.0%
Goodwill	20,221	20,221	0.0%
Core deposit intangible	1,769	1,934	-8.5%
Customer list intangible	1,980	2,060	-3.9%
Cash surrender value of life insurance	63,354	62,488	1.4%
Other assets	29,551	28,360	4.2%

Total assets	$2,770,558	$2,649,905	4.6%

Liabilities and Shareholders’ Equity
Liabilities:
Deposits:
Interest bearing	$1,563,043	$1,445,293	8.1%
Noninterest bearing	383,082	354,970	7.9%

Customer deposits	1,946,125	1,800,263	8.1%
Brokered deposits	189,220	156,476	20.9%

Total deposits	2,135,345	1,956,739	9.1%
Borrowed funds:
Federal Home Loan Bank advances
Long-term advances	48,927	48,536	0.8%
Short-term advances	248,000	308,000	-19.5%

Total Federal Home Loan Bank advances	296,927	356,536	-16.7%
Repurchase agreements and other	191	197	-3.0%

Total borrowed funds	297,118	356,733	-16.7%
Advance payments by borrowers for taxes and insurance	19,253	25,038	-23.1%
Accrued interest payable	964	1,097	-12.1%
Accrued expenses and other liabilities	16,394	16,033	2.3%

Total liabilities	2,469,074	2,355,640	4.8%

Shareholders’ Equity:
Preferred stock-no par value; 1,000,000 shares authorized and no shares outstanding	—	—	0.0%
Common stock-no par value; 499,000,000 shares authorized; 54,138,910 shares issued and 49,904,074 and 49,800,126 shares, respectively, outstanding	177,311	177,458	-0.1%
Retained earnings	179,965	167,852	7.2%
Accumulated other comprehensive loss	(24,077)	(18,685)	28.9%
Treasury stock, at cost, 4,234,836 and 4,338,784 shares, respectively	(31,715)	(32,360)	-2.0%

Total shareholders’ equity	301,484	294,265	2.5%

Total liabilities and shareholders’ equity	$2,770,558	$2,649,905	4.6%

UNITED COMMUNITY FINANCIAL CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended					For the Six Months Ended
	June 30,	March 31,		June 30,		June 30,	June 30,
	2018	2018	F/(U)	2017	F/(U)	2018	2017	F/(U)
	(Dollars in thousands, except per share data)
Interest income
Loans	$23,275	$22,759	2.3%	$20,011	16.3%	$46,034	$37,569	22.5%
Loans held for sale	1,012	858	17.9%	872	16.1%	1,870	1,533	22.0%
Securities:
Available for sale, nontaxable	356	388	-8.2%	418	-14.8%	744	836	-11.0%
Available for sale, taxable	1,193	1,215	-1.8%	1,479	-19.3%	2,408	3,081	-21.8%
Held to maturity, nontaxable	61	51	19.6%	52	17.3%	112	114	-1.8%
Held to maturity, taxable	398	422	-5.7%	454	-12.3%	820	919	-10.8%
Federal Home Loan Bank stock dividends	274	280	-2.1%	227	20.7%	554	441	25.6%
Other interest earning assets	92	77	19.5%	40	130.0%	169	120	40.8%

Total interest income	26,661	26,050	2.3%	23,553	13.2%	52,711	44,613	18.2%
Interest expense
Deposits	3,790	3,097	-22.4%	1,987	-90.7%	6,887	3,608	-90.9%
Federal Home Loan Bank advances	1,576	1,420	-11.0%	1,064	-48.1%	2,996	2,019	-48.4%
Repurchase agreements and other	—	—	0.0%	8	100.0%	—	16	100.0%

Total interest expense	5,366	4,517	-18.8%	3,059	-75.4%	9,883	5,643	-75.1%

Net interest income	21,295	21,533	-1.1%	20,494	3.9%	42,828	38,970	9.9%
Taxable equivalent adjustment	90	97	-7.2%	229	-60.7%	187	466	-59.9%

Net interest income (FTE) (1)	21,385	21,630	-1.1%	20,723	3.2%	43,015	39,436	9.1%
Provision for loan losses	(138)	407	133.9%	842	116.4%	269	2,317	88.4%

Net interest income after provision for loan losses (FTE)	21,523	21,223	1.4%	19,881	8.3%	42,746	37,119	15.2%

Non-interest income
Insurance agency income	513	577	-11.1%	472	8.7%	1,090	945	15.3%
Brokerage income	300	272	10.3%	301	-0.3%	572	623	-8.2%
Service fees and other charges:
Deposit related fees	1,392	1,300	7.1%	1,411	-1.3%	2,692	2,701	-0.3%
Mortgage servicing fees	813	812	0.1%	729	11.5%	1,625	1,465	10.9%
Mortgage servicing rights valuation	(20)	9	-322.2%	(2)	900.0%	(11)	(5)	-120.0%
Mortgage servicing rights amortization	(542)	(500)	8.4%	(486)	11.5%	(1,042)	(935)	-11.4%
Other service fees	61	38	60.5%	33	84.8%	99	62	59.7%
Net gains (losses):
Securities available for sale	94	139	-32.4%	301	-68.8%	233	330	-29.4%
Mortgage banking income	1,205	1,358	-11.3%	2,117	-43.1%	2,563	3,440	-25.5%
Real estate owned and other repossessed assets charges, net	(113)	(78)	44.9%	(18)	527.8%	(191)	(70)	-172.9%
Debit/credit card fees	1,177	949	24.0%	1,326	-11.2%	2,126	2,249	-5.5%
Trust fee income	473	469	0.9%	420	12.6%	942	702	34.2%
Other income	499	474	5.3%	486	2.7%	973	967	0.6%

Total non-interest income	5,852	5,819	0.6%	7,090	-17.5%	11,671	12,474	-6.4%

Non-interest expense
Salaries and employee benefits	8,937	9,998	10.6%	8,749	-2.1%	18,935	17,724	-6.8%
Occupancy	950	1,100	13.6%	943	-0.7%	2,050	1,907	-7.5%
Equipment and data processing	2,372	2,154	-10.1%	2,306	-2.9%	4,526	4,385	-3.2%
Financial institutions tax	495	496	0.2%	510	2.9%	991	1,000	0.9%
Advertising	290	235	-23.4%	265	-9.4%	525	389	-35.0%
Amortization of intangible assets	132	113	-16.8%	113	-16.8%	245	196	-25.0%
FDIC insurance premiums	288	290	0.7%	340	15.3%	578	528	-9.5%
Other insurance premiums	109	109	0.0%	109	0.0%	218	221	1.4%
Professional fees:
Legal fees	147	299	50.8%	184	20.1%	446	413	-8.0%
Other professional fees	499	391	-27.6%	420	-18.8%	890	940	5.3%
Supervisory fees	42	42	0.0%	—	0.0%	84	—	-100.0%
Real estate owned and other repossessed asset expenses	34	36	5.6%	23	-47.8%	70	85	17.6%
Acquisition related expenses	—	—	0.0%	—	0.0%	—	4,962	100.0%
Other expenses	1,235	1,337	7.6%	1,214	-1.7%	2,572	2,716	5.3%

Total non-interest expenses	15,530	16,600	6.4%	15,176	-2.3%	32,130	35,466	9.4%

Income before income taxes	11,845	10,442	13.4%	11,795	0.4%	22,287	14,127	57.8%
Taxable equivalent adjustment	90	97	7.2%	229	60.7%	187	466	59.9%
Income tax expense	2,214	1,789	-23.8%	3,377	34.4%	4,003	3,934	-1.8%

Net income	$9,541	$8,556	11.5%	$8,189	16.5%	$18,097	$9,727	86.0%

Earnings per common share:
Basic	$0.191	$0.172	11.0%	$0.165	15.8%	$0.363	$0.198	83.3%
Diluted	0.190	0.171	11.1%	0.163	16.6%	0.361	0.196	84.2%

(1)	Net interest income is also presented on a fully taxable equivalent (FTE) basis, the Company believes this non-GAAP measure is the preferred industry measurement for this item.

UNITED COMMUNITY FINANCIAL CORP.

CONSOLIDATED AVERAGE BALANCES

(Unaudited)

	For the three months ended
	June 30, 2018			March 31, 2018			June 30, 2017
	Average	Interest		Average	Interest		Average	Interest
	outstanding	earned/	Yield/	outstanding	earned/	Yield/	outstanding	earned/	Yield/
	balance	paid	rate	balance	paid	rate	balance	paid	rate
	(Dollars in thousands)
Interest earning assets:
Net loans (1)	$2,075,307	$23,275	4.49%	$2,026,266	$22,760	4.49%	$1,863,525	$20,012	4.30%
Loans held for sale	91,836	1,012	4.42%	80,681	858	4.31%	80,205	872	4.35%

Total loans, net	2,167,143	24,287	4.48%	2,106,947	23,618	4.49%	1,943,730	20,884	4.30%
Securities:
Available for sale-taxable	207,908	1,193	2.30%	211,332	1,215	2.30%	258,217	1,479	2.29%
Available for sale-nontaxable (2)	50,710	429	3.38%	54,737	472	3.45%	59,209	619	4.18%
Held to maturity-taxable	70,406	398	2.26%	72,627	422	2.32%	80,817	454	2.25%
Held to maturity-nontaxable (2)	11,265	78	2.77%	9,227	63	2.73%	9,843	79	3.21%

Total securities	340,289	2,098	2.47%	347,923	2,172	2.50%	408,086	2,631	2.58%
Federal Home Loan Bank stock	19,324	274	5.67%	19,324	280	5.80%	19,324	227	4.70%
Other interest earning assets	23,831	92	1.55%	22,479	77	1.39%	22,129	40	0.72%

Total interest earning assets	2,550,587	26,751	4.20%	2,496,673	26,147	4.19%	2,393,269	23,782	3.97%
Non-interest earning assets	174,270			176,785			180,524

Total assets	$2,724,857			$2,673,458			$2,573,793

Interest bearing liabilities:
Deposits:
Checking accounts	$638,910	948	0.60%	$593,499	687	0.47%	$633,276	480	0.30%
Savings accounts	307,250	26	0.03%	303,639	27	0.04%	308,683	27	0.03%
Certificates of deposit
Customer certificates of deposit	608,079	2,143	1.41%	581,858	1,817	1.27%	504,397	1,166	0.92%
Brokered certificates of deposit	164,400	673	1.64%	165,169	566	1.39%	133,082	314	0.94%

Total certificates of deposit	772,479	2,816	1.46%	747,027	2,383	1.29%	637,479	1,480	0.93%

Total interest bearing deposits	1,718,639	3,790	0.88%	1,644,165	3,097	0.76%	1,579,438	1,987	0.50%
Federal Home Loan Bank advances
Long-term advances	48,799	493	4.05%	48,603	431	3.60%	48,019	370	3.08%
Short-term advances	236,747	1,083	1.83%	265,322	989	1.51%	286,604	694	0.97%

Total Federal Home Loan Bank advances	285,546	1,576	2.21%	313,925	1,420	1.83%	334,623	1,064	1.27%
Repurchase agreements and other	195	—	0.00%	213	—	0.00%	4,844	8	0.66%

Total borrowed funds	285,741	1,576	2.21%	314,138	1,420	1.83%	339,467	1,072	1.26%

Total interest bearing liabilities	$2,004,380	5,366	1.07%	$1,958,303	4,517	0.94%	$1,918,905	3,059	0.64%

Non-interest bearing liabilities
Total noninterest bearing deposits	376,905			375,142			333,784
Other noninterest bearing liabilities	39,839			40,729			38,771

Total noninterest bearing liabilities	416,744			415,871			372,555

Total liabilities	$2,421,124			$2,374,174			$2,291,460
Shareholders’ equity	303,733			299,284			282,333

Total liabilities and equity	$2,724,857			$2,673,458			$2,573,793

Net interest income and interest rate spread		$21,385	3.13%		$21,630	3.25%		$20,723	3.33%

Net interest margin			3.36%			3.47%			3.46%
Average interest earning assets to average interest bearing liabilities			127.25%			127.49%			124.72%

Interest bearing deposits
Checking accounts	$638,910	$948	0.60%	$593,499	$687	0.47%	$633,276	$480	0.30%
Savings accounts	307,250	26	0.03%	303,639	27	0.04%	308,683	27	0.03%
Customer certificates of deposit	608,079	2,143	1.41%	581,858	1,817	1.27%	504,397	1,166	0.92%

Total customer deposits	1,554,239	3,117	0.80%	1,478,996	2,531	0.68%	1,446,356	1,673	0.46%
Brokered certificates of deposit	164,400	673	1.64%	165,169	566	1.39%	133,082	314	0.94%

Total interest bearing deposits	1,718,639	3,790	0.88%	1,644,165	3,097	0.76%	1,579,438	1,987	0.50%
Noninterest bearing deposits	376,905	—	0.00%	375,142	—	0.00%	333,784	—	0.00%

Total average deposits and cost of deposits	$2,095,544	$3,790	0.72%	$2,019,307	$3,097	0.62%	$1,913,222	$1,987	0.42%
Other interest bearing liabilities
Federal Home Loan Bank advances
Long term advances	$48,799	$493	4.05%	$48,603	$431	3.60%	$48,019	$370	3.08%
Short term advances	236,747	1,083	1.83%	265,322	989	1.51%	286,604	694	0.97%

Total Federal Home Loan Bank advances	285,546	1,576	2.21%	313,925	1,420	1.83%	334,623	1,064	1.27%
Repurchase agreements and other	195	—	0.00%	213	—	0.00%	4,844	8	0.66%

Total borrowed funds	285,741	1,576	2.21%	314,138	1,420	1.83%	339,467	1,072	1.26%

Total average deposits and other interest bearing liabilities and total cost of funds	$2,381,285	$5,366	0.90%	$2,333,445	$4,517	0.79%	$2,252,689	$3,059	0.54%

Customer deposits interest bearing and noninterest bearing	$1,931,144	$3,117	0.65%	$1,854,138	$2,531	0.55%	$1,780,140	$1,673	0.38%
Brokered deposits	164,400	673	1.64%	165,169	566	1.39%	133,082	314	0.94%
Total borrowings	285,741	1,576	2.21%	314,138	1,420	1.83%	339,467	1,072	1.26%
Cost of funds	2,381,285	5,366	0.90%	2,333,445	4,517	0.79%	2,252,689	3,059	0.54%

(1)	Nonaccrual loans are included in the average balance at a yield of 0%.
(2)	Yields are on a fully taxable equivalent basis.

UNITED COMMUNITY FINANCIAL CORP.

SELECTED FINANCIAL HIGHLIGHTS

(Unaudited)

	At or for the quarters ended
	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
	(Dollars in thousands, except per share data)
Financial Data
Total assets	$2,770,558	$2,690,707	$2,649,905	$2,602,365	$2,553,565
Total loans, net	2,099,781	2,061,443	1,999,877	1,947,695	1,869,095
Total securities	328,924	338,593	353,472	360,371	375,738
Total deposits	2,135,345	2,066,978	1,956,739	1,938,699	1,893,993
Average interest-bearing deposits	1,718,639	1,644,165	1,598,922	1,563,464	1,579,438
Average noninterest-bearing deposits	376,905	375,142	355,225	337,067	333,784
Total shareholders’ equity	301,484	296,195	294,265	291,851	285,480
Net interest income	21,295	21,533	20,880	20,503	20,494
Net interest income (FTE) (1)	21,385	21,630	21,101	20,727	20,723
(Recovery) provision for loan losses	(138)	407	1,215	721	842
Noninterest income	5,852	5,819	6,460	6,305	7,090
Noninterest expense	15,530	16,600	17,329	15,464	15,176
Income tax expense	2,214	1,789	4,294	3,067	3,377
Net income	9,541	8,556	4,502	7,556	8,189

Share Data
Basic earnings per common share	$0.191	$0.172	$0.090	$0.152	$0.165
Diluted earnings per common share	0.190	0.171	0.090	0.151	0.163
Book value per common share	6.04	5.94	5.90	5.87	5.74
Tangible book value per common share	5.56	5.45	5.41	5.38	5.27
Market value per common share	10.99	9.86	9.13	9.60	8.31

Common shares outstanding at end of period	49,904	49,882	49,800	49,758	49,715
Weighted average shares outstanding—basic	49,694	49,611	49,497	49,460	49,392
Weighted average shares outstanding—diluted	50,006	49,885	49,827	49,851	49,795

Key Ratios
Return on average assets (ROA)(2)	1.40%	1.28%	0.68%	1.17%	1.27%
Return on average equity (ROE)(3)	12.56%	11.44%	6.09%	10.43%	11.60%
Return on tangible equity (ROTE)(4)	13.65%	12.44%	6.62%	11.35%	12.66%
Net interest margin	3.36%	3.47%	3.43%	3.45%	3.46%
Efficiency ratio	57.75%	60.20%	63.73%	57.13%	54.71%
Nonperforming loans to net loans, end of period	0.51%	0.59%	0.59%	0.62%	0.58%
Nonperforming assets to total assets, end of period	0.57%	0.65%	0.64%	0.75%	0.72%
Allowance for loan loss as a percent of loans, end of period	1.01%	1.04%	1.05%	1.04%	1.04%
Delinquent loans to total net loans, end of period	0.67%	0.81%	0.86%	0.89%	0.77%

(1)	Net interest income is presented on a fully taxable equivalent (FTE) basis, the Company believes this non-GAAP measure is the preferred industry measurement for this item
(2)	Net income divided by average total assets
(3)	Net income divided by average total equity
(4)	Net income divided by average total equity, minus average intangible assets

UNITED COMMUNITY FINANCIAL CORP.

SELECTED FINANCIAL HIGHLIGHTS

(Unaudited)

	At or for the quarters ended
	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
	(Dollars in thousands)
Loan Portfolio Composition
Commercial loans
Multi-family	$141,004	$137,836	$120,480	$126,977	$121,565
Owner/nonowner occupied commercial real estate	396,624	384,533	381,611	366,747	342,300
Land	16,887	15,452	15,162	13,666	10,867
Construction	127,691	134,181	116,863	108,105	96,765
Commercial and industrial	218,611	201,132	188,500	175,581	170,758

Total	900,817	873,134	822,616	791,076	742,255
Residential mortgage loans
Real estate	888,583	882,873	870,939	851,863	834,349
Construction	40,623	42,453	49,092	57,081	56,946

Total	929,206	925,326	920,031	908,944	891,295
Consumer loans
Consumer	284,909	279,110	273,494	263,692	251,151

Total	284,909	279,110	273,494	263,692	251,151

Total loans	2,114,932	2,077,570	2,016,141	1,963,712	1,884,701
Less:
Allowance for loan losses	21,405	21,610	21,202	20,555	19,660
Deferred loan costs, net	(6,254)	(5,483)	(4,938)	(4,538)	(4,054)

Total	15,151	16,127	16,264	16,017	15,606

Total loans, net	2,099,781	2,061,443	1,999,877	1,947,695	1,869,095
Loans held for sale, net	107,701	79,292	83,752	84,545	86,153

Total loans	$2,207,482	$2,140,735	$2,083,629	$2,032,240	$1,955,248

	At or for the quarters ended
	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
	(Dollars in thousands)
Deposit Portfolio Composition
Checking accounts
Interest bearing checking accounts	$138,812	$140,740	$170,478	$173,171	$175,800
Non-interest bearing checking accounts	383,082	376,904	354,970	343,146	339,067

Total checking accounts	521,894	517,644	525,448	516,317	514,867
Savings accounts	306,283	308,025	301,716	307,169	310,012
Money market accounts	502,560	483,840	424,234	418,294	427,348

Total non-time deposits	1,330,737	1,309,509	1,251,398	1,241,780	1,252,227
Certificates of deposit less than or equal to $250,000	744,770	704,147	651,255	617,839	557,300
Certificates of deposit greater than $250,000	59,838	53,322	54,086	79,080	84,466

Total certificates of deposit	804,608	757,469	705,341	696,919	641,766

Total deposits	$2,135,345	$2,066,978	$1,956,739	$1,938,699	$1,893,993

UNITED COMMUNITY FINANCIAL CORP.

SELECTED FINANCIAL HIGHLIGHTS

(Unaudited)

	At or for the quarters ended
	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
	(Dollars in thousands)
Allowance For Loan Losses
Beginning balance	$21,610	$21,202	$20,555	$19,660	$18,970
Provision	(138)	407	1,215	721	842
Net (chargeoffs) recoveries	(67)	1	(568)	174	(152)

Ending balance	$21,405	$21,610	$21,202	$20,555	$19,660

	At or for the quarters ended
	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
	(Dollars in thousands)
Net Recoveries (Charge-offs)
Commercial loans
Multi-family	$9	$6	$(126)	$(4)	$4
Owner/nonowner occupied commercial real estate	29	40	23	39	24
Land	—	—	—	—	—
Construction	10	7	—	—	—
Commercial and industrial	(72)	104	(90)	314	108

Total	(24)	157	(193)	349	136
Residential mortgage loans
Real estate	(14)	(66)	(257)	(291)	(239)
Construction	—	—	—	—	—

Total	(14)	(66)	(257)	(291)	(239)
Consumer loans
Consumer	(29)	(90)	(118)	116	(49)

Total	(29)	(90)	(118)	116	(49)

Total net chargeoffs	$(67)	$1	$(568)	$174	$(152)

	At or for the quarters ended
	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
	(Dollars in thousands)
Nonperforming Loans
Commercial loans
Multi-family	$275	$275	$275	$402	$413
Owner/nonowner occupied commercial real estate	1,111	1,206	1,218	1,234	1,331
Land	—	9	9	9	9
Construction	—	—	—	—	—
Commercial and industrial	1,475	1,459	1,505	234	190

Total	2,861	2,949	3,007	1,879	1,943
Residential mortgage loans
Real estate	6,146	7,045	6,076	6,627	6,701
Construction	—	—	—	—	—

Total	6,146	7,045	6,076	6,627	6,701
Consumer loans
Consumer	1,783	2,180	2,620	2,332	2,137

Total	1,783	2,180	2,620	2,332	2,137

Total nonperforming loans	$10,790	$12,174	$11,703	$10,838	$10,781

Total Nonperforming Loans and Nonperforming Assets
Past due 90 days and on nonaccrual status	$8,395	$8,326	$8,620	$7,634	$7,706
Past due 90 days and still accruing	—	—	—	8	2

Past due 90 days	8,395	8,326	8,620	7,642	7,708
Past due less than 90 days and on nonaccrual	2,395	3,848	3,083	3,196	3,073

Total nonperforming loans	10,790	12,174	11,703	10,838	10,781
Other real estate owned	802	1,030	1,047	1,133	1,197
Other classified assets	4,050	4,050	4,050	6,384	6,384
Repossessed assets	75	263	206	10	—

Total nonperforming assets	$15,717	$17,517	$17,006	$18,365	$18,362

UNITED COMMUNITY FINANCIAL CORP.

NON-GAAP DISCLOSURE RECONCILIATION

(Unaudited)

Reconciliation of Average Shareholders’ Equity to Average Tangible Equity:

	At or for the quarters ended
	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
	(Dollars in thousands, except per share data)
Average shareholders equity	$303,733	$299,284	$295,506	$295,506	$282,335
Average intangible assets	24,063	24,175	23,563	23,642	23,699

Average tangible equity	$279,670	$275,109	$271,943	$271,864	$258,636

Net income	$9,541	$8,556	$4,502	$7,556	$8,189

Return on tangible equity	13.65%	12.44%	6.62%	11.12%	12.66%

Reconciliation of Fully Taxable Equivalent Net Interest Income to Net Interest Income:

	For the quarters ended
	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
	(Dollars in thousands)
Interest income	$26,661	$26,050	$24,849	$24,048	$23,553
Fully taxable equivalent adjustment	90	97	221	224	229

Fully taxable equivalent interest income	26,751	26,147	25,070	24,272	23,782
Interest expense	5,366	4,517	3,969	3,545	3,059

Fully taxable net interest income	$21,385	$21,630	$21,101	$20,727	$20,723

Reconciliation of Coverage Ratio to Coverage Ratio with Fair Value Adjustments Included with Allowance for Loan Losses:

June 30, 2018
(Dollars in thousands)
Allowance for loan losses	$21,405
Fair value adjustments	2,961

24,366

Loans, net	$2,099,781
Add: Allowance for loan losses and fair value adjustment	24,366

Gross loans	$2,124,147

Coverage ratio with the Fair Value adjustments included in Allowance for loan losses	1.15%

Tangible Book Value Per Share:

Tangible book value, per share is defined at shareholders equity minus intangible assets divided by the number of shares outstanding.

	At the quarters ended
	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
	(Dollars in thousands, except per share data)
Total shareholders’ equity	$301,484	$296,195	$294,265	$291,851	$285,480
Goodwill	20,221	20,221	20,221	19,488	19,467
Customer list intangible	1,980	2,030	2,060	2,090	2,060
Core deposit intangible	1,769	1,851	1,934	2,017	2,099
Total common shares outstanding	49,904,074	49,882,491	49,800,126	49,758,487	49,715,021
Tangible book value, as reported	$5.56	$5.45	$5.41	$5.38	$5.27